SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C.  20549

                      _________________

                           FORM 8-K

                        CURRENT REPORT
            PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934


Date  of  Report (Date of earliest event reported)  December 21, 1995


               HORNBECK OFFSHORE SERVICES, INC.
_____________________________________________________________________
      (Exact name of registrant as specified in charter)


     Delaware                      0-10809                 74-2153030
_____________________________________________________________________
(State or other jurisdiction     (Commission            (IRS employer
of incorporation)                file number)     identification no.)


7707 Harborside Drive,           Galveston, Texas               77554
_____________________________________________________________________
(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code     (409) 744-9500
_____________________________________________________________________

                               N/A
_____________________________________________________________________
    (Former name or former address, if changed since last report)

Item 5.  Other Events

       On December 21, 1995 Hornbeck Offshore Services, Inc. ("Hornbeck") entered into a definitive merger agreement with Tidewater Inc. ("Tidewater") that would combine the two companies. The merger will be accounted for as a pooling-of-interests and will be structured as a tax free exchange of .667 of a Tidewater share for each Hornbeck share, subject to adjustment if the average market price of Tidewater shares (calculated over a ten-day period immediately prior to the closing) is less than $24.50 or greater than $32.50. Either party may terminate the transaction if the average market price of Tidewater shares prior to the closing is less than $22.08 or greater than $36.13.

       The merger is subject to Hornbeck stockholder approval, Hart-Scott-Rodino clearance and certain other conditions. The necessary filings for Hart-Scott-Rodino clearance and the filing with the Securities and Exchange Commission of Tidewater's Registration Statement covering the Tidewater shares to be issued in the merger will be made as soon as practicable. Hornbeck anticipates submitting the merger to its stockholders for approval at a special meeting in February 1996. Subject to the Hornbeck stockholder approval and the satisfaction of the other conditions, it is anticipated that the transaction will be consummated in the early spring of next year.

Item 7.  Financial Statements,  Pro Forma Information and Exhibits.

       The exhibit set forth below is filed herewith:

            (c) Exhibits.

                 2(a) Agreement and Plan of Merger.

       Registrant hereby agrees to furnish supplementally, upon request of the Commission, a copy of any omitted exhibit or schedule to the agreement referred to in 2(a) above.

                          SIGNATURES

       Pursuant   to  the  requirements  of  the  Securities
  Exchange Act of 1934, Hornbeck duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                HORNBECK  OFFSHORE SERVICES, INC.

                                By: /s/Robert W. Hampton
                                    _____________________________________

                                Name:  Robert W. Hampton
                                      ___________________________________

                                Title: Vice President, Treasurer & C.F.O.
                                       __________________________________
December 28, 1995